Exhibit 99.2

Glu Announces Pricing of Public Offering of Common Stock

June 3, 2020

SAN FRANCISCO— (BUSINESS WIRE) — Glu Mobile Inc. (NASDAQ: GLUU), a leading developer and publisher of mobile games, today announced the pricing of an underwritten public offering of 15,000,000 shares of its common stock at a public offering price of $9.25 per share. In addition, Glu has granted the underwriters a 30-day option to purchase up to an additional 2,250,000 shares of its common stock. All of the shares are being offered by Glu. The offering is expected to close on or about June 8, 2020, subject to customary closing conditions.

Gross proceeds to Glu from the offering are expected to be $138.75 million, excluding any exercise of the underwriters’ option to purchase additional shares. Glu intends to use the net proceeds from the offering for working capital and other general corporate purposes, which may include potential acquisitions and strategic transactions. However, Glu has not designated any specific uses and has no current agreements with respect to any material acquisition or strategic transaction.

Goldman Sachs & Co. LLC, Morgan Stanley and UBS Investment Bank are acting as joint book-running managers for the offering. Cowen, Wedbush Securities and Roth Capital Partners are acting as co-managers.

The public offering is being made pursuant to a shelf registration statement on Form S-3 that was filed by Glu with the Securities and Exchange Commission (“SEC”) and became automatically effective upon filing on June 2, 2020. A final prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be electronically available on the SEC’s website at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus may be obtained, from Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com, Morgan Stanley & Co., LLC Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, telephone: 1-866-718-1649 (toll free) or by emailing Prospectus@MorganStanley.com, or UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attn: Prospectus Department, via telephone at 1-888-827-7275 or via email ol-prospectus-request@ubs.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Glu, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Glu Mobile

Glu Mobile (NASDAQ: GLUU) is a leading developer and publisher of mobile games. Founded in 2001, Glu is headquartered in San Francisco with additional locations in Foster City, Toronto and Hyderabad. With a history spanning over a decade, Glu’s culture is rooted in taking smart risks and fostering creativity to deliver world-class interactive experiences for our players. Glu’s diverse portfolio features top-grossing and award-winning original and licensed IP titles including, Covet Fashion, Deer Hunter, Design Home, Diner DASH Adventures, Disney Sorcerer’s Arena, Kim Kardashian: Hollywood and MLB Tap Sports Baseball available worldwide on various platforms including the App Store and Google Play.

Covet Fashion, Deer Hunter, Design Home, Diner DASH, Tap Sports, Glu and Glu Mobile are trademarks of Glu Mobile Inc.

Cautions Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements Glu makes regarding the sale of Glu’s common stock, Glu’s ability to satisfy the customary closing conditions and complete the offering, and the anticipated use of the net proceeds from the offering. Statements including words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “continue,” “expect,” “likely,” “may”, “should,” “will,” or “ongoing” and all statements other than statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause Glu’s actual activities or results to differ materially from those expressed or implied in such forward-looking statements, including risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering; and those factors described under the heading “Risk Factors” in documents Glu files from time to time with the Securities and Exchange Commission, including in Glu’s most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. These forward-looking statements speak only as of the date of this press release, and Glu undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Relations:

Bob Jones / Taylor Krafchik

Ellipsis

IR@glu.com

646-776-0886

Source: Glu Mobile Inc.